UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 30, 2015

Xactly Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37451	11-3744289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Park Avenue, Suite 1700

San Jose, California 95110

(Address of principal executive offices, including zip code)

(408) 977-3132

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 30, 2015, Xactly Corporation (the “Company”) and its wholly-owned subsidiary, Centive, Inc. (“Centive”, together with the Company, the “Borrowers”), as co-borrowers, entered into a Second Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank (“SVB”), as lender. This new loan facility, among other things, provides for a secured revolving loan facility in an aggregate principal amount of up to $15.0 million and a secured term loan facility in an aggregate principal amount of up to $10.0 million, for a total loan facility in an aggregate principal amount of up to $25.0 million.

On October 30, 2015, the Borrowers (i) borrowed approximately $6.5 million in revolving loans, all of which was used to refinance all indebtedness owing from the Borrowers to SVB pursuant to that certain Amended and Restated Loan and Security Agreement, dated as of August 20, 2012, by and among the Borrowers and SVB, as amended, and (ii) borrowed $10.0 million in the form of a term loan, all of which was used to repay all indebtedness owing from the Borrowers to SVB pursuant to that certain Mezzanine Loan and Security Agreement, dated as of October 24, 2014, by and among the Borrowers and SVB (the “Mezzanine Loan Agreement”), such that the Mezzanine Term Loan Agreement was repaid in full and was terminated. The new loan facility increases the revolving line available from Borrowers’ previous revolving loan facility with SVB, which was $11.0 million, and enables the Borrowers to borrow revolving loans based upon a formula derived from the Borrowers’ customers’ committed monthly recurring revenue. The Borrowers intend to use the remaining proceeds from the loans under the Loan Agreement for working capital and other general corporate purposes.

At the option of the Borrowers, loans under the revolving loan facility and the term loan facility accrue interest at a floating per annum rate based on either (i) the prime rate published in the Wall Street Journal, plus 1.25% or (ii) the LIBOR rate determined in accordance with the Loan Agreement (based on 1, 2, 3 or 6-month interest periods), plus 2.50%. Accrued interest on the revolving loans and the term loan will be paid monthly, or, with respect to loans that are accruing interest based on the LIBOR rate, at the end of the applicable LIBOR interest rate period.

Revolving loans may be borrowed, repaid and reborrowed until October 30, 2018, when all outstanding amounts must be repaid. The term loan is payable in 16 equal quarterly installments beginning December 31, 2015, with the final quarterly payment due September 30, 2019. Under the revolving loan facility, the Borrowers may borrow, prepay, and reborrow from time to time before the revolving loan facility maturity date. Prepayments of the term loan facility prior to its termination date will be subject to early termination fees, subject to certain exceptions.

The Borrowers are required to pay a monthly unused line fee of 0.35% per annum based upon the average daily unused portion of the revolving loan facility. The Borrowers are also obligated to pay customary fees, including a commitment fee, for a loan facility of this size and type. The Borrowers’ obligations under the loan facility are secured by a security interest on substantially all of their assets, including their intellectual property. Additionally, the Borrowers’ future subsidiaries may be required to become co-borrowers or guarantors under the Loan Agreement.

The Loan Agreement includes customary affirmative covenants for a loan facility of this size and type, including delivery of financial statements, compliance with laws, maintenance of insurance and protection of intellectual property rights (in each case subject to customary exceptions for a loan facility of this size and type). Further, the Loan Agreement contains customary negative covenants for a loan facility of this size and type, including covenants that limit or restrict the Borrowers’ ability to, among other things, dispose of assets, change its business, have a change in control, make acquisitions, be acquired, incur indebtedness, grant liens, make investments, make distributions, repurchase stock and enter into certain transactions with affiliates (in each case subject to customary exceptions for a loan facility of this size and type). The Loan Agreement also requires the Borrowers to maintain (i) a minimum adjusted quick ratio of 1.75:1.00, which is the ratio of (a) Borrowers’ unrestricted cash and cash equivalents, plus up to $1.0 million of Xactly Limited’s, the Company’s wholly-owned subsidiary, unrestricted cash and cash equivalents, plus Borrowers’ net accounts receivable to (b) Borrowers’ current liabilities, minus the current portion of Borrowers’ deferred revenue, plus Borrowers’ long term indebtedness to SVB and (ii) a minimum EBITDA measured on a cumulative fiscal year-to-date basis, measured quarterly. The Borrowers are currently in compliance with all covenants under the Loan Agreement.

The Loan Agreement contains customary events of default that include, among other things, non-payment defaults, covenant defaults, cross-defaults to other indebtedness, insolvency defaults, material judgment defaults and inaccuracy of representations and warranty defaults. The occurrence of an event of default could result in the acceleration of obligations under the Loan Agreement, in which case the Borrowers must repay all loans and related charges, fees and amounts then due and payable. During the occurrence of an event of default, interest on the obligations could be increased by two percent (2.00%).

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Second Amended and Restated Loan and Security Agreement, dated as of October 30, 2015, by and among Xactly Corporation, Centive, Inc. and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XACTLY CORPORATION

Date: November 4, 2015	By:	/s/ Christopher W. Cabrera
Name: Christopher W. Cabrera Title: Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amended and Restated Loan and Security Agreement, dated as of October 30, 2015, by and among Xactly Corporation, Centive, Inc. and Silicon Valley Bank.